Exhibit 99.1

Item 6.	Selected Financial Data

The following sets forth selected financial and operating data for the Consolidated Operating Partnership on a historical consolidated basis. The following data should be read in conjunction with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Current Report on Form 8-K. The historical statements of operations for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 include the results of operations of the Consolidated Operating Partnership as derived from the Consolidated Operating Partnership’s audited financial statements. The results of operations of properties sold are presented in discontinued operations if such properties met both of the following criteria: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Consolidated Operating Partnership as a result of the disposition and (b) the Consolidated Operating Partnership will not have any significant involvement in the operations of the property after the disposal transaction. The historical balance sheet data and other data as of December 31, 2005, 2004, 2003, 2002 and 2001 include the balances of the Consolidated Operating Partnership as derived from the Consolidated Operating Partnership’s audited financial statements.

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	12/31/05	12/31/04	12/31/03	12/31/02	12/31/01
	(In thousands, except per unit and property data)

Statement of Operations Data:
Total Revenues	$298,315	$244,953	$220,272	$207,424	$221,592
Interest Income	1,075	2,025	1,698	121	265
Market-to-Market/Gain on Settlement of Interest Rate Protection Agreement	811	1,583	—	—	—
Property Expenses	(100,553)	(82,723)	(76,282)	(68,616)	(67,907)
Expenses from Build to Suit Development for Sale	(15,574)	—	—	—	—
General and Administrative Expense	(54,846)	(38,912)	(25,607)	(19,230)	(17,990)
Interest Expense	(108,164)	(98,458)	(94,637)	(87,069)	(78,841)
Amortization of Deferred Financing Costs	(2,122)	(1,928)	(1,761)	(1,858)	(1,742)
Depreciation and Other Amortization	(97,637)	(73,499)	(56,713)	(46,684)	(43,689)
Gain (Loss) from Early Retirement of Debt (b)	82	(515)	—	(888)	(10,309)
Valuation Provision on Real Estate (a)	—	—	—	—	(6,490)
Equity in Income of Other Real Estate Partnerships	48,212	29,203	43,332	53,038	47,949
Equity in Income (Loss) of Joint Ventures	3,698	35,840	539	463	(791)
Income Tax Benefit	13,625	7,833	5,305	2,311	221

(Loss) Income from Continuing Operations	(13,078)	25,402	16,146	39,012	42,268
Income from Discontinued Operations (Including Gain on Sale of Real Estate of $102,742, $81,806, $74,797 and $37,106 for the Year Ended December 31, 2005, 2004, 2003 and 2002), (c)	117,481	100,912	111,223	86,975	54,068
Provision for Income Taxes Allocable to Discontinued Operations (Including $18,718, $8,147, $1,965 and $1,440 allocable to Gain on Sale of Real Estate for the years ended December 31, 2005, 2004, 2003 and 2002, respectively)	(23,346)	(10,960)	(3,579)	(2,583)	(1,272)
Gain on Sale of Real Estate	28,870	15,112	9,594	16,408	42,942
Provision for Income Taxes Allocable to Gain on Sale of Real Estate	(10,711)	(5,312)	(2,328)	(3,394)	(43)

Net Income	99,216	125,154	131,056	136,418	137,963
Redemption of Preferred Units	—	(7,959)	—	(3,707)	—
Preferred Unit Distributions	(10,688)	(14,488)	(20,176)	(23,432)	(28,924)

Net Income Available to Unitholders	$88,528	$102,707	$110,880	$109,279	$109,039

	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	12/31/05	12/31/04	12/31/03	12/31/02	12/31/01
	(In thousands, except per unit and property data)

(Loss) Income from Continuing Operations Available to Unitholders Per Weighted Average Unit Outstanding:
Basic	$(0.11)	$0.27	$0.07	$0.54	$1.22

Diluted	$(0.11)	$0.27	$0.07	$0.54	$1.22

Net Income Available to Unitholders Per Weighted Average Unit Outstanding:
Basic	$1.81	$2.18	$2.45	$2.38	$2.37

Diluted	$1.81	$2.16	$2.44	$2.37	$2.36

Distributions Per Unit	$2.7850	$2.7500	$2.7400	$2.7250	$2.6525

Weighted Average Number of Units Outstanding:
Basic	48,968	47,136	45,322	45,841	45,949

Diluted	48,968	47,467	45,443	46,079	46,258

Net Income	$99,216	$125,154	$131,056	$136,418	$137,963
Other Comprehensive (Loss) Income:
Cumulative Transition Adjustment	—	—	—	—	(14,920)
Settlement of Interest Rate Protection Agreements	—	6,816	—	1,772	(191)
Reclassification of Settlement of Interest Rate Protection Agreements to Net Income	(159)	—	—	—	—
Mark-to-Market of Interest Rate Protection Agreements and Interest Rate Swap Agreements	(1,414)	106	251	(126)	(231)
Write-off of Unamortized Interest Rate Protection Agreements Due to Early Retirement of Debt	—	—	—	—	2,156
Amortization of Interest Rate Protection Agreements	(1,085)	(512)	198	176	805

Comprehensive Income	$96,558	$131,564	$131,505	$138,240	$125,582

Balance Sheet Data (End of Period):
Real Estate, Before Accumulated Depreciation	2,896,937	$2,486,414	$2,352,026	$2,316,970	$2,311,883
Real Estate, After Accumulated Depreciation	2,541,182	2,165,411	2,056,338	2,055,595	2,082,590
Real Estate Held for Sale, Net	16,840	50,286	—	7,040	28,702
Investment in and Advances to Other Real Estate Partnerships	378,864	339,967	374,906	377,776	378,350
Total Assets	3,230,465	2,721,151	2,633,262	2,585,805	2,580,652
Mortgage Loans Payable, Net, Unsecured Lines of Credit and Senior Unsecured Debt, Net	1,811,322	1,572,473	1,451,269	1,402,069	1,277,722
Total Liabilities	2,016,827	1,711,429	1,570,195	1,525,587	1,400,727
Partners’ Capital	1,213,638	1,009,722	1,063,067	1,060,218	1,179,925
Other Data:
Cash Flow From Operating Activities	$82,831	$81,015	$91,266	$138,453	$145,986
Cash Flow From Investing Activities	(404,742)	5,570	18,115	11,007	(80,236)
Cash Flow From Financing Activities	325,653	(83,516)	(109,381)	(149,460)	(69,394)
Total In-Service Properties	786	726	729	798	812
Total In-Service GLA, in Square Feet	61,674,426	52,330,335	48,527,601	49,867,755	52,214,832
In-Service Occupancy Percentage	92%	91%	90%	89%	91%

(a)	Represents a valuation provision on real estate relating to certain properties located in Columbus, Ohio, Des Moines, Iowa and Grand Rapids, Michigan.

(b)	In 2005, the Consolidated Operating Partnership wrote off $.05 million of financing fees related to the Consolidated Operating Partnership’s previous line of credit agreement which was amended and restated

on August 23, 2005. In addition, the Consolidated Operating Partnership paid $.3 million of finance fees and wrote off a loan premium of $.4 million on a mortgage loan payable which was assumed by the buyers of the related properties on July 13, 2005. In 2004, the Consolidated Operating Partnership paid off and retired a mortgage loan. The Consolidated Operating Partnership recorded a loss from the early retirement of debt of approximately $.5 million which is comprised of the write-off of unamortized deferred financing costs and a prepayment penalty. In 2002, the Consolidated Operating Partnership paid off and retired certain senior unsecured debt. The Consolidated Operating Partnership recorded a loss from the early retirement of debt of approximately $.9 million which is comprised of the amount paid above the carrying amount of the senior unsecured debt, the write-off of pro rata unamortized deferred financing costs and legal costs. In 2001, the Consolidated Operating Partnership, paid off and retired certain mortgage loans and senior unsecured debt. The Consolidated Operating Partnership recorded a loss from the early retirement of debt of approximately $10.3 million, which is comprised of the amount paid above the carrying amount of the senior unsecured debt, the write-off of unamortized deferred financing costs, the write-off of the unamortized portion of an interest rate protection agreement which was used to fix the interest rate on the senior unsecured debt prior to issuance, the settlement of an interest rate protection agreement used to fix the retirement price of the senior unsecured debt, prepayment fees, legal costs and other expenses.

(c)	On January 1, 2002, the Consolidated Operating Partnership adopted the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets” (“FAS 144”). FAS 144 addresses financial accounting and reporting for the disposal of long lived assets. FAS 144 requires that the results of operations and gains or losses on the sale of property be presented in discontinued operations if both of the following criteria are met: (a) the operations and cash flows of the property have been (or will be) eliminated from the ongoing operations of the Consolidated Operating Partnership as a result of the disposal transaction and (b) the Consolidated Operating Partnership will not have any significant continuing involvement in the operations of the property after the disposal transaction. FAS 144 also requires prior period results of operations for these properties to be restated and presented in discontinued operations in prior consolidated statements of operations.